Exhibit A
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the securities of ARYx Therapeutics, Inc. is filed on behalf of each of the undersigned.
Dated: October 6, 2010

MPM BIOVENTURES III, L.P.			MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,		By:	MPM BioVentures III GP, L.P.,
	its General Partner			its General Partner

By:	MPM BioVentures III LLC,		By:	MPM BioVentures III LLC,
	its General Partner			its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin

	Name:	Luke Evnin		Name:	Luke Evnin
	Title:	Series A Member		Title:	Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.			MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,		By:	MPM BioVentures III GP, L.P.,
	its General Partner			in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC,		By:	MPM BioVentures III LLC,
	its General Partner			its General Partner

By:	/s/ Luke Evnin		By:	/s/ Luke Evnin

	Name:	Luke Evnin		Name:	Luke Evnin
	Title:	Series A Member		Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2002			MPM BIOVENTURES STRATEGIC FUND, L.P.
BVIII LLC
			By:	MPM BioVentures III GP, L.P.,
By:	/s/ Luke Evnin			its General Partner

	Name:	Luke Evnin
	Title:	Manager	By:	MPM BioVentures III LLC,
its General Partner

			By:	/s/ Luke Evnin

				Name:	Luke Evnin
				Title:	Series A Member

MPM BIOVENTURES III GP, L.P.			MPM BIOVENTURES III LLC

By:	MPM BioVentures III LLC,		By:	/s/ Luke Evnin

	its General Partner			Name:	Luke Evnin
				Title:	Series A Member

By:	/s/ Luke Evnin

	Name:	Luke Evnin
	Title:	Series A Member

By:	/s/ Luke Evnin		By:	/s/ Ansbert Gadicke

	Name:	Luke Evnin		Name:	Ansbert Gadicke

By:	/s/ Nicholas Galakatos		By:	/s/ Michael Steinmetz

	Name:	Nicholas Galakatos		Name:	Michael Steinmetz

By:	/s/ Kurt Wheeler		By:	/s/ Nicholas Simon III

	Name:	Kurt Wheeler		Name:	Nicholas Simon III

By:	/s/ Dennis Henner

	Name:	Dennis Henner